EXHIBIT 23.1

                                                       [COMISKEY & COMPANY LOGO]



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation into the Registration Statement on Form SB-2/A of Raptor Networks Technology, Inc. of our Report of Independent Registered Public Accounting Firm, dated March 17, 2007, on our audits of the consolidated financial statements and financial statement schedules of Raptor Networks Technology, Inc. for the years ended December 31, 2005 and 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement and to the filing of this consent as an exhibit to the Registration Statement.


Denver, Colorado
April 27, 2007

                                             /S/ COMISLEY & COMPANY
                                             -----------------------------------
                                             PROFESSIONAL CORPORATION




                   CERTIFIIED PUBIC ACCOUNTANTS & CONSULTANTS
                789 Sherman Street o Suite 385 o Denver, CO 80203
   (303) 830-2255 o Fax (303) 830-0876 o info@comiskey.com o www.comiskey.com